                                                              EXHIBIT 4.2
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                            COOPER INDUSTRIES, INC.
                                       TO
                   TEXAS COMMERCE BANK NATIONAL ASSOCIATION
                                    Trustee





                              ____________________


                          FIRST SUPPLEMENTAL INDENTURE
                        Dated as of [           ], 1995

                              ____________________





                                DEBT SECURITIES
           Supplemental to Indenture dated as of [           ], 1995


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                        FIRST SUPPLEMENTAL INDENTURE
             dated as of [           ], 1995  (this "Supplemental Indenture"),
             made and entered into by and between COOPER INDUSTRIES, INC., a corporation organized and existing under the laws of the State of Ohio having its principal office at 1001 Fannin, Houston, Texas 77002 (the "Company"), and TEXAS COMMERCE BANK National Association, a national banking association duly organized and existing under the laws of the United States, as trustee (the "Trustee").


        WHEREAS the Company entered into an Indenture dated as of [         ],
1995 (the "Basic Indenture") with the Trustee, for the purposes of issuing its unsecured debentures, notes or other evidences of indebtedness to be issued in one or more series (the "Debt Securities"), in such principal amount or amounts as may from time to time be authorized by or pursuant to the authority granted in one or more resolutions of the Board of Directors of the Company;

        WHEREAS the Company proposes to issue a series of Debt Securities
denominated its "[  ]% Exchangeable Notes Due [           ], 1998" representing
up to 16,500,000 of its "Debt Exchangeable for Common Stock[SM]" (such Debt Securities being referred to herein as the "DECS[SM]"), the principal amount at Maturity of which is mandatorily exchangeable into shares of Common Stock, par value $1.00 per share ("WGC Common Stock"), of Wyman-Gordon Company ("WGC"), or, at the option of the Company, cash, in either case at the Exchange Rate as described herein;

        WHEREAS Section 11.01(c) and (f) of the Basic Indenture provide that without the consent of the Holders of Debt Securities, the Company, when authorized by Board Resolution, and the Trustee may enter into one or more indentures supplemental to the Basic Indenture, in form satisfactory to the Trustee, (a) to cure any ambiguity or to correct or supplement any provision contained therein or in any supplemental indenture or to make such other provisions in regard to matters or questions arising under the Basic Indenture or any supplemental indenture and (b) to set forth some or all of the terms of Debt Securities of a particular series; provided that any action taken pursuant to clause (a) above shall not adversely affect the interests of the Holders of Debt Securities of any series;

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                                                                        2

affect the interests of the Holders of Debt Securities of any series in any material respect;

        WHEREAS the entry into this Supplemental Indenture by the parties hereto is in all respects authorized by the provisions of the Basic Indenture; and

        WHEREAS all things necessary to make this Supplemental Indenture a valid agreement of the Company in accordance with its terms have been done.


        NOW, THEREFORE, and in consideration of the premises and purchase of the Debt Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders, without preference, priority or distinction of any of the Debt Securities over any of the others by reason of difference in series or priority in time of issuance, negotiation or maturity thereof, or otherwise except as otherwise provided in the Basic Indenture or this Supplemental Indenture, as follows:

        SECTION 1.  The Basic Indenture is hereby amended by amending Section
2.02 of the Basic Indenture by (i) adding as a new subparagraph (A)(i)(q) the following: "(q) the obligation, if any, of the Company to permit the conversion or exchange of the Debt Securities of such series into other securities (whether or not issued by, or the obligation of, the Company), and the terms and conditions upon which such conversion or exchange shall be effected (including, without limitation, the initial conversion or exchange price or rate, the conversion or exchange period and any other provision in addition to or in lieu of those set forth in this Indenture relative to such obligation; and"; and by (ii) renumbering current subparagraphs (A)(i)(q) and (A)(i)(r) of Section 2.02 to new subparagraphs (A)(i)(r) and (A)(i)(s), respectively.

        SECTION 2. The Basic Indenture is hereby amended, solely with respect to a series of securities that consists of DECS, as follows:

        (a) By amending Section 1.01 to add new definitions thereto, in the appropriate alphabetical sequence, as follows:

        "Business Day" for purposes of the DECS has the meaning specified in
     Section 16.01.
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                                                           3


          "Closing Price" has the meaning specified in
     Section 16.01.

          "Extraordinary Cash Dividend" has the meaning specified in Section 16.03.

          "Initial Price" has the meaning specified in
     Section 16.01.

          "Maturity" or "Maturity Date" means [      ].

          "Maturity Price" has the meaning specified in
     Section 16.01.

          "NASDAQ" has the meaning specified in
     Section 16.01.

          "Reorganization Event" has the meaning specified in Section 16.03.

          "Threshold Appreciation Price" has the meaning specified in Section 16.01.

          "Trading Day" has the meaning specified in
     Section 16.01.

          "Transaction Value" has the meaning specified in
     Section 16.03.

          "WGC" has the meaning specified in Section 16.01.

          "WGC Common Stock" has the meaning specified in
     Section 16.01.

          "WGC Successor" has the meaning specified in
     Section 16.03.

          (b)  By amending Section 11.02 of the Basic
     Indenture by adding to the end thereof the following:
     "or change the terms under which the DECS are exchangeable as set forth in Article Sixteen".

          (c)  By adding the following Article Sixteen:

                  "ARTICLE SIXTEEN

                  Exchange of Decs
                  ----------------

          SECTION 16.01.  EXCHANGE AT MATURITY.  At
Maturity, the principal amount payable with respect to each
DECS shall be automatically and mandatorily exchanged into a number of
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                                                            4

shares of Common Stock, par value $1.00 ("WGC Common Stock"), of Wyman-Gordon Company ("WGC") at the Exchange Rate (as defined below). As a result, Holders of the DECS may not receive a payment representing the principal amount of such DECS. The
"Exchange Rate" is equal to, subject to adjustment as a
result of certain dilution events relating to the WGC Common
Stock as provided for in Section 16.03, (a) if the Maturity
Price (as defined below) is greater than or equal to $[   ]
per share of WGC Common Stock (the "Threshold Appreciation
Price"), [   ] shares of WGC Common Stock per DECS, (b) if
the Maturity Price is less than the Threshold Appreciation
Price but is greater than [   ] per share of WGC Common
Stock (the "Initial Price"), a fractional share of WGC
Common Stock per DECS so that the value thereof (determined at the Maturity Price) is equal to the Initial Price (such fractional share being calculated to the nearest 1/10,000th of a share or, if there is not a nearest 1/10,000th of a share, to the next highest 1/10,000th of a share) and (c) if the Maturity Price is less than or equal to the Initial
Price, one share of WGC Common Stock per DECS. No fractional shares of WGC Common Stock will be issued at Maturity as provided in Section 16.02. Notwithstanding the foregoing, the Company may, at its option in lieu of delivering shares of WGC Common Stock, deliver cash in an amount (calculated to the nearest 1/100th of a dollar per DECS or, if there is not a nearest 1/100th of a dollar, then to the next higher 1/100th of a dollar) equal to the value of such number of shares of WGC Common Stock at the Maturity
Price. In determining the amount of cash deliverable in exchange for the DECS in lieu of shares of WGC Common Stock pursuant to the prior sentence hereof, if more than one DECS shall be surrendered for exchange at one time by the same
Holder, the amount of cash which shall be delivered upon exchange shall be computed on the basis of the aggregate number of DECS so surrendered at Maturity.

          The "Maturity Price" is defined as the average Closing Price per share of WGC Common Stock on the
20 Trading Days immediately prior to, but not including, the Maturity Date. The "Closing Price" of any security on any date of determination means the closing sale price (or, if no closing price is reported, the last reported sale price) of such security on The Nasdaq Stock Market's National Market ("Nasdaq") on such date or, if such security is not listed for trading on the Nasdaq on any such date, as reported in the composite transactions for the principal United States securities exchange on which such security is so listed, or if such
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                                                          5


security is not so listed on a United States national or regional securities exchange, as reported by the National Association of Debt Securities Dealers, Inc. Automated Quotation System, or, if such security is not so reported, the last quoted bid price for such security in the over-the-counter market as reported by the National Quotation Bureau or similar organization, or, if such bid price is not available, the market value of such security on such date as determined by a nationally recognized independent investment banking firm retained for this purpose by the Company. A "Trading Day" is defined as a day on which the security the Closing Price of which is being determined (A) is not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the closing of business and (B) has traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of such security. "Business Day" means any day that is not a Saturday, a Sunday or a day on which the Nasdaq, banking institutions or trust companies in The City of New York are authorized or obligated by law or executive order to close.

          SECTION 16.02.  NO FRACTIONAL SHARES.  No
fractional shares or scrip representing fractional shares of WGC Common Stock shall be issued or delivered upon the exchange at Maturity of any DECS. If more than one DECS shall be surrendered for exchange at one time by the same Holder, the number of full shares of WGC Common Stock which shall be delivered upon exchange, in whole or in part, as the case may be, shall be computed on the basis of the aggregate number of DECS so surrendered at Maturity.
Instead of any fractional share of WGC Common Stock which would otherwise be deliverable upon exchange of any DECS at Maturity, the Company, through any applicable Paying Agent, shall make a cash payment in respect of such fractional interest in an amount equal to the value of such fractional shares at the Maturity Price. The Company shall, upon exchange of any DECS, provide cash to any applicable paying agent in an amount equal to the cash payable with respect to any fractional shares of WGC Common Stock deliverable upon exchange of such DECS, and the Company shall retain such fractional shares of WGC Common Stock.

          SECTION 16.03.  ADJUSTMENT OF EXCHANGE RATE.
(a)  ADJUSTMENT FOR DISTRIBUTIONS, RECLASSIFICATIONS, ETC.
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                                                           6


The Exchange Rate shall be subject to adjustment from time to time as follows:

          (i)  If WGC shall:

                          (A) pay a dividend or make a
          distribution with respect to the WGC Common Stock in shares of such stock;

                    (B) subdivide or split the outstanding
          shares of WGC Common Stock into a greater number of shares;

                    (C) combine the outstanding shares of
          WGC Common Stock into a smaller number of shares;
          or

                    (D) issue by reclassification of shares
          of WGC Common Stock any shares of common stock of WGC;

then, in any such event, the Exchange Rate in effect immediately prior to such event shall be adjusted so that the holder of any DECS shall thereafter be entitled to receive, upon mandatory exchange of the principal amount of such DECS at Maturity, as set forth in Section 16.01, the number of shares of WGC Common Stock which such holder would have owned or been entitled to receive immediately following any event described above had such DECS been exchanged immediately prior to such event or any record date with respect thereto. Each such adjustment shall become effective at the opening of business on the Business Day next following the record date for determination of holders of WGC Common Stock entitled to receive such dividend or distribution in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, split, combination or reclassification. Each such adjustment shall be made successively.

          (ii) If WGC shall, after the date hereof, issue rights or warrants to all holders of WGC Common Stock entitling them to subscribe for or purchase shares of
     WGC Common Stock (other than rights to purchase WGC Common Stock pursuant to a plan for the reinvestment of dividends or interest) at a price per share less than the current market price of WGC Common Stock
     (determined for purposes of this clause (ii) as the average Closing Price per share of WGC Common Stock on
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                                                            7


     the 20 Trading Days immediately prior to the date such rights or warrants are issued), then in each case the Exchange Rate shall be adjusted by multiplying the Exchange Rate in effect immediately prior to the date of issuance of such rights or warrants, by a fraction, of which the numerator shall be the number of shares of WGC Common Stock outstanding on the date of issuance of such rights or warrants, immediately prior to such issuance, plus the number of additional shares of WGC Common Stock offered for subscription or purchase pursuant to such rights or warrants, and of which the denominator shall be the number of shares of WGC Common Stock outstanding on the date of issuance of such rights or warrants, immediately prior to such issuance, plus the number of additional shares of WGC Common Stock which the aggregate offering price of the total number of shares of WGC Common Stock so offered for subscription or purchase pursuant to such rights or warrants, would purchase at such current market price (calculated as the average Closing Price per share of WGC Common Stock on the 20 Trading Days immediately prior to the date such rights or warrants are issued), which shall be determined by multiplying such total number of shares by the exercise price of such rights or warrants and dividing the product so obtained by such current market price. Such adjustment shall become effective at the opening of business on the Business Day next following the record date for the determination of stockholders entitled to receive such rights or warrants. To the extent that shares of WGC Common Stock are not delivered after the expiration of such rights or warrants, the Exchange Rate shall be readjusted to the Exchange Rate which would then be in effect had such adjustments for the issuance of such rights or warrants been made upon the basis of delivery of only the number of shares of WGC Common Stock actually delivered. Each such adjustment shall be made successively.

          (iii)  If WGC shall pay a dividend or make a
     distribution to all holders of WGC Common Stock of evidences of its indebtedness or other assets (excluding any dividends or distributions referred to in subparagraph (i) above or any ordinary periodic cash dividends that do not constitute Extraordinary Cash Dividends (as defined in clause (vi) below)) or shall issue to all holders of WGC Common Stock rights or warrants to subscribe for or purchase any of its securities (other than those referred to in subparagraph (ii) above), then in each such case, the Exchange Rate shall be adjusted by multiplying the Exchange Rate in effect on the record date mentioned below, by a fraction of which the numerator shall be the current market price per share of the WGC Common Stock on the record date for the determination of stockholders entitled to receive such dividend or distribution (such current market price being determined for purposes of this clause (iii) as the average Closing Price per share of WGC Common Stock on the 20 Trading Days immediately prior to such record date), and of which the denominator shall be such current market price per share of WGC Common Stock less the fair market value (as determined by the Board of Directors of the Company, whose determination shall be conclusive, and described in a resolution adopted with respect thereto) as of such record date of the portion of the assets or evidences of indebtedness so distributed or of such subscription rights or warrants applicable to one share of WGC Common Stock. Each such adjustment shall become effective on the opening of business on the Business Day next following the record date for the determination of stockholders entitled to receive such dividend or distribution. Each such adjustment shall be made successively.

          (iv) Any shares of WGC Common Stock issuable in payment of a dividend shall be deemed to have been issued immediately prior to the close of business on the record date for such dividend for purposes of calculating the number of outstanding shares of WGC
     Common Stock under subparagraph (ii) above.

          (v) All adjustments to the Exchange Rate shall be calculated to the nearest 1/10,000th of a share of WGC Common Stock (or if there is not a nearest 1/10,000th of a share to the next lower 1/10,000th of a share).
     No adjustment in the Exchange Rate shall be required unless such adjustment would require an increase or decrease of at least one percent therein; PROVIDED, HOWEVER, that any adjustments which by reason of this subparagraph are not required to be made shall be carried forward and taken into account in any subsequent adjustment. If an adjustment is made to the Exchange Rate pursuant to subparagraph (i), (ii) or
     (iii) of this Section 16.03(a), an adjustment shall also be made to the Maturity Price solely to determine which of paragraphs (a), (b) or (c) of the definition of Exchange Rate in Section 16.01 will apply at Maturity. The required adjustment shall be determined by multiplying the Maturity Price by the number determined under subparagraph (i), (ii) or (iii) by which the then existing Exchange Rate was multiplied to adjust such rate. This subparagraph (v) shall be so used to adjust the definition of Maturity Price only as such term is used for the first time in each of subparagraphs (a), (b) and (c) of the definition of Exchange Rate.

          (vi) For purposes of the foregoing, the term "Extraordinary Cash Dividend" shall mean, with respect to any consecutive 365-day period, any cash dividend with respect to WGC Common Stock the amount of which, together with the aggregate amount of all other such cash dividends on the WGC Common Stock occurring in such 365-day period, exceeds on a per share basis 10% of the average of the Closing Prices per share of the WGC Common Stock over such 365-day period, and for purposes of applying the formula set forth in clause (iii) above, the fair market value of such dividends being calculated pursuant to such clause (iii) shall be equal to (x) the aggregate amount of such cash dividend together with the amounts of such other cash dividends occurring in such period minus
     (y) the aggregate amount of such other cash dividends occurring in such period for which a prior adjustment in the Exchange Rate was previously made under this
     Section 16.03(a). In making the determinations required by the foregoing sentence, the amount of cash dividends paid on a per share basis shall be appropriately adjusted to reflect the occurrence during such period of any event described in Section 16.03(a).

          (b) ADJUSTMENT FOR CONSOLIDATION, MERGER OR OTHER REORGANIZATION EVENT. In the event of (i) any consolidation or merger of WGC, or any surviving entity or subsequent surviving entity of WGC (a "WGC Successor"), with or into another entity (other than a merger or consolidation in which WGC is the continuing corporation and in which the WGC Common Stock outstanding immediately prior to the merger or consolidation is not exchanged for cash, securities or other property of WGC or another corporation), (ii) any sale, transfer, lease or conveyance to another corporation of the property of WGC, or any WGC Successor as an entirety or substantially as an entirety, (iii) any statutory exchange of securities of WGC or any

WGC successor with another corporation (other than in connection with a merger or acquisition) or (iv) any liquidation, dissolution or winding up of WGC or any WGC Successor (any such event, a "Reorganization Event"), the Exchange Rate used to determine the amount payable upon exchange at Maturity for each DECS will be adjusted to provide that each holder of DECS will receive at
Maturity cash in an amount equal to (a) if the
Transaction Value (as defined below) is greater than or
equal to the Threshold Appreciation Price, [       ]
multiplied by the Transaction Value, (b) if the Transaction Value is less than the Threshold Appreciation Price but greater than the Initial Price, the Initial Price and (c) if the Transaction Value is less than or equal to the Initial Price, the Transaction Value. "Transaction Value" means
(x) for any cash received in any such Reorganization Event, the amount of cash received per share of WGC Common Stock,
(y) for any property other than cash or securities received in any such Reorganization Event, an amount equal to the market value at Maturity of such property received per share of WGC Common Stock as determined by a nationally recognized independent investment banking firm retained for this purpose by the Company and (z) for any securities received in any such Reorganization Event, an amount equal to the average Closing Price per share of such securities on the 20 Trading Days immediately prior to Maturity, multiplied by the number of such securities received for each share of WGC Common Stock. Notwithstanding the foregoing, in lieu of delivering cash as provided above, the Company may at its option deliver an equivalent value of securities or other property received in such Reorganization Event, determined in accordance with clause (y) or (z) above, as applicable. The kind and amount of securities into which the DECS shall be exchangeable after consummation of such transaction shall be subject to adjustment as described in paragraph (a) above following the date of consummation of such transaction.

          SECTION 16.04.  NOTICE OF ADJUSTMENT AND CERTAIN
OTHER EVENTS. (a) Whenever the Exchange Rate is adjusted as herein provided, the Company shall:

          (i) forthwith compute the adjusted Exchange Rate in accordance with Section 16.03 and prepare a certificate signed by an officer of the Company setting forth the adjusted Exchange Rate, the method of calculation thereof in reasonable detail, and the facts requiring such adjustment and upon which such adjustment is based, which certificate shall be conclusive, final and binding evidence of the correctness of the adjustment, and file such certificate forthwith with the Trustee for the DECS; and

          (ii) within 10 Business Days following the occurrence of an event that permits or requires an adjustment to the Exchange Rate pursuant to
     Section 16.03 (or if the Company is not aware of such occurrence, as soon as practicable after becoming so aware), provide written notice to the Trustee and to the Holders of the Outstanding DECS of the occurrence of such event and a statement in reasonable detail setting forth the method by which the adjustment to the Exchange Rate was determined and setting forth the revised Exchange Rate per DECS, provided, that such notice need only disclose the factor by which the Maturity Price is to be multiplied pursuant to
     Section 16.03(a)(v) in order to determine the Exchange Rate at Maturity, it being understood that, until Maturity, the Exchange Rate itself cannot be determined.

          (b) In case at any time while any of the DECS are outstanding the Company receives notice that:

          (i) WGC shall declare a dividend (or any other distribution) on or in respect of the WGC Common Stock to which Section 16.03(a)(i) or (ii) shall apply (other than any cash dividends and distributions, if any, paid from time to time by WGC that do not constitute Extraordinary Cash Dividends);

          (ii) WGC shall authorize the issuance to all holders of WGC Common Stock of rights or warrants to subscribe for or purchase shares of WGC Common Stock or any other subscription rights or warrants;

          (iii) there shall occur any conversion or reclassification of WGC Common Stock (other than a subdivision or combination of outstanding shares of such WGC Common Stock) or any consolidation, merger or reorganization to which WGC is a party and for which approval of any stockholders of WGC is required, or the sale or transfer of all or substantially all of the assets of WGC; or

          (iv) there shall occur the voluntary or
     involuntary dissolution, liquidation or winding up of WGC;

then the Company shall promptly cause to be delivered to the Trustee and any applicable Paying Agent and filed at the office or agency maintained for the purpose of exchange of DECS at Maturity in the Borough of Manhattan, in The City of New York by the Trustee (or any applicable Paying Agent), and shall promptly cause to be mailed to the Holders of DECS at their last addresses as they shall appear upon the registration books of the Debt Security Registrar, at least 10 days before the date hereinafter specified (or the earlier of the dates hereinafter specified, in the event that more than one is specified), a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or grant of rights or warrants, or, if a record is not to be taken, the date as of which the holders of WGC Common Stock of record to be entitled to such dividend, distribution or grant of rights or warrants are to be determined, or (y) the date, if known by the Company, on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective.

          (c) On or prior to seven Business Days preceding the Maturity Date of the DECS, the Company will provide notice to the Holders of record of the DECS and to the Trustee and will publish a notice in a daily newspaper of national circulation stating whether the Company has irrevocably elected to deliver WGC Common Stock or cash (or any other property or securities that may be delivered pursuant to Section 16.03(b)) upon the mandatory exchange of the principal amount of the DECS in accordance with
Section 16.01.

          SECTION 16.05. TAXES. (a) The Company will pay any and all documentary, stamp, transfer or similar taxes that may be payable in respect of the transfer and delivery of WGC Common Stock pursuant hereto; PROVIDED, HOWEVER, that the Company shall not be required to pay any such tax which may be payable in respect of any transfer involved in the delivery of WGC Common Stock in a name other than that in which the DECS so exchanged were registered, and no such transfer or delivery shall be made unless and until the Person requesting such transfer has paid to the Company the amount of any such tax, or has established, to the satisfaction of the Company, that such tax has been paid.

          (b) The parties hereto hereby agree, and each Holder of a DECS by its purchase of a DECS hereby agrees:

          (i) to treat, for U.S. federal income tax purposes, each DECS as a unit (the "unit characterization") consisting of (A) a debt obligation (the "Exchange Note") with a fixed principal amount equal to the principal amount of the DECS, bearing interest at the stated interest rate, and with the principal amount unconditionally payable at Maturity, and (B) a forward purchase contract (the "Purchase Contract") pursuant to which the Holder agrees to use the principal payment due on the Exchange Note to purchase, at Maturity, the WGC Common Stock which the Holder is entitled to receive at that time (subject to the Company's right to deliver cash in lieu of such WGC Common Stock;

          (ii) to include in income as interest, in accordance with its method of accounting, all payments made with respect to the DECS that are denominated as interest and to include any original issue discount in income on the basis of the allocation described in paragraph (iii) below (in the case of an initial purchaser) or on the basis of a similar method
     (in the case of a subsequent purchaser);

          (iii) in the case of an initial purchaser, to allocate the entire purchase price of a DECS to the Exchange Note and to allocate no part thereof to the Purchase Contract, unless the stated interest on the DECS represents a yield that is lower than the Company's normal cost of issuing debt with a similar term to the DECS (the "Company's Mid-Term Borrowing Rate"), in which case each Holder agrees to allocate to the Exchange Note an amount, less than the principal amount of the Exchange Note, calculated by discounting the cash flows relating to the Exchange Note at a rate equal to the Company's Mid-Term Borrowing Rate, and to allocate to the Purchase Contract the remainder of the purchase price of the DECS; and

          (iv) to file all U.S. federal, state and local income and franchise tax returns consistent with the unit characterization and the foregoing methods (unless required otherwise by an applicable taxing authority).

          SECTION 16.06.  SHARES FREE AND CLEAR.  The
Company hereby warrants that upon any exchange of a DECS for WGC Common Stock at Maturity pursuant to this Indenture, the Holder of a DECS shall receive all rights held by the Company in the WGC Common Stock for which such DECS is at such time exchangeable pursuant to this Indenture, free and clear of any and all liens, claims, charges and encumbrances other than any liens, claims, charges and encumbrances which may have been placed on any WGC Common Stock by Wyman-Gordon or the prior owner thereof, prior to the time such WGC Common Stock was acquired by the Company. Except as provided in
Section 16.05(a), the Company will pay all taxes and charges with respect to the delivery of WGC Common Stock delivered in exchange for DECS hereunder. In addition, the Company further warrants that any WGC Common Stock so delivered in exchange for DECS hereunder shall be free of any transfer restrictions (other than such as are solely attributable to any Holder's status as an affiliate of WGC).

          SECTION 16.07.  CANCELLATION OF DEBT SECURITY.
Upon receipt by the Trustee of DECS delivered to it for exchange under this Article Fourteen, the Trustee shall cancel and dispose of the same as provided in Section 2.08.

          SECTION 16.08. LIMITATIONS ON TRADING DURING CERTAIN DAYS. The Company hereby agrees that it will not, and it will cause each of its Majority-Owned Subsidiaries (as defined below) not to, buy or sell shares of WGC Common Stock for their own account during the 20 Trading Days prior to the Maturity Date of the DECS. For purposes hereof, "Majority-Owned Subsidiary" with respect to the Company means a subsidiary more than 50% of whose outstanding securities representing the right, other than as affected by events of default, to vote for the election of directors, is owned by the Company and/or one or more of the Company's other Majority-Owned Subsidiaries.

          SECTION 16.09.  RULES GOVERNING EXCHANGE AT MATURITY.
The parties hereto hereby agree, and each Holder of a DECS by its purchase of a DECS hereby agrees, that upon the exchange at Maturity of a DECS for shares of WGC Common Stock, the delivery of such shares shall, to the extent applicable, occur (i) on the floor of, or (ii) pursuant to any applicable rules and regulations promulgated by, The Nasdaq Stock Market's National Market ("Nasdaq") or, if
WGC Common Stock is not listed for trading on Nasdaq on the date of any such exchange, the exchange, board of trade or similar institution on which public market quotations or prices of WGC
Common Stock are made at the time of such exchange.

          SECTION 16.10. RULES GOVERNING TRADING OF DECS. The parties hereto agree, and each Holder of a DECS by its purchase of a DECS hereby agrees, that DECS shall be traded only pursuant to rules and regulations of any self-regulatory organization (as defined in Section 3(a) of the Exchange Act) which are filed with the SEC pursuant to Section
19(b) of the Exchange Act.

          (d) By amending the table of contents of the Basic Indenture to reflect the additions described in sub sections (a) and (c) of this Section 2.

          SECTION 3.  The form of DECS attached hereto as
Exhibit A is hereby adopted, pursuant to Section 11.01(f) of the Indenture, as a form of Debt Securities of a series that consists of DECS.

          SECTION 4.  The Basic Indenture, as supplemented
and amended by this Supplemental Indenture and all other indentures thereto, is in all respects ratified and confirmed, and the Basic Indenture, this Supplemental
Indenture and all indentures supplemental thereto shall be read, taken and construed as one and the same instrument.

          SECTION 5.  If any provision hereof limits,
qualifies or conflicts with another provision hereof which is required to be included in this Supplemental Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.

          SECTION 6.  All covenants and agreements in this
Supplemental Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

          SECTION 7.  In case any provision in this
Supplemental Indenture or in the Debt Securities of any series shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions (or of the other series of Debt Securities) shall not in any way be affected or impaired thereby. In the event that the Company elects to deliver cash in lieu of WGC Common Stock at Maturity, the Company shall not deliver cash to any Holder if delivery of cash to such Holder would violate applicable law. If the Company elects to deliver cash in lieu of WGC Common Stock at Maturity, the Company will be obligated to deliver cash with respect to all, but not less than all, of the shares of WGC Common Stock that would otherwise be deliverable; provided, however, that the Company will deliver WGC Common Stock to any Holder if in the Company's determination the delivery of cash to such Holder may violate applicable law.

          SECTION 8.  Nothing in this Supplemental
Indenture, expressed or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Holders of each series of Debt Securities any benefit or any legal or equitable right, remedy or claim under this Supplemental Indenture.

          SECTION 9.  This Supplemental Indenture and each
Debt Security of any series shall be deemed to be a contract made under the laws of the State of New York and this Supplemental Indenture and each such Debt Security shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of laws principles
(other than Section 5-1401 of the New York General Obligation Law).

          SECTION 10.  All capitalized terms used in this
Supplemental Indenture not otherwise defined herein that are defined in the Basic Indenture shall have the meanings set forth therein.

          SECTION 11.  This Supplemental Indenture may be
executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

          SECTION 12.  The recitals contained herein and in
the Debt Securities, except the certificate of authentication of the Trustee thereon, shall be taken as statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of the Basic Indenture, this

Supplemental Indenture or of the Debt Securities and shall not be accountable for the use or application by the Company of the Debt Securities or the proceeds thereof.


          IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.


                              COOPER INDUSTRIES, INC.

                                by__________________________
                                   [              ]

Attest:

__________________



                              TEXAS COMMERCE BANK NATIONAL
                              ASSOCIATION, as Trustee

                                by__________________________
                                  Name:
                                  Title:

Attest:

__________________

                                                                       EXHIBIT A
NO.
                                                          CUSIP NO. [          ]


                             [Form of Face of DECS]

                            COOPER INDUSTRIES, INC.

              DECS[SM] (Debt Exchangeable for Common Stock[SM])
             [     ]% Exchangeable Note due [           ], 1998

                (Subject to Exchange at Maturity into Shares of
                 Common Stock, Par Value $1.00 Per Share, of
                            Wyman-Gordon Company)

        COOPER INDUSTRIES, INC., an Ohio corporation (hereinafter called the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to __________ or registered assigns, the principal sum of ____________ DOLLARS (or
$[      ] for each Debt Exchangeable for Common Stock (each, a "DECS")
represented by this note) on [          ], 1998 (subject to the mandatory
exchange provisions at Maturity described below), and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) thereon from
[      ], 1995, or from the most recent Interest Payment Date to which
interest has been paid or duly provided for on [           ], [            ],
[          ] and [          ] in each year, commencing [            ], 1995, at
the rate per annum specified in the title of this note computed quarterly for each Holder (a) in the case of the first quarterly interest payment payable on
[         ], 1995, $[      ] per DECS multiplied by the aggregate number of DECS
registered in such Holder's name and (b) in the case of each quarterly interest
payment thereafter, $[      ] per DECS multiplied by the aggregate number of
DECS registered in such Holder's name (in each of (a) and (b), calculated to the nearest 1/100th of a dollar or, if there is not a nearest 1/100th of a dollar, then to the next higher 1/100th of a dollar), until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in said Indenture, be paid to the Person in whose name this DECS (or one or more Predecessor Securities) is registered at the close of business on the last day of the month next preceding such Interest Payment Date. In any case where such Interest Payment Date shall not be a Business Day, then (notwithstanding any other provision of said Indenture or this DECS) payment of such interest need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on such date, and, if such payment is so made, no interest shall accrue for the period from and after such date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the registered
Holder on [           ], [           ], [           ] or [           ], as the
case may be, and may be paid to the Person in whose name this DECS (or one or more Predecessor Securities) is registered at the close of business on a record date for the payment of such interest to be fixed by the Trustee for the DECS, notice whereof shall be given to Holders of DECS not less than 10 days prior to such record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the DECS may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

        At Maturity, the principal amount of this DECS will be mandatorily exchanged into a number of shares of common stock, par value $1.00 per share ("WGC Common Stock"), of Wyman-Gordon Company ("WGC") at the Exchange Rate (as defined below) and, as a result, the Holder of this DECS will not necessarily receive an amount equal to the principal amount hereof. The "Exchange Rate" is equal to, subject to adjustment as a result of certain dilution events relating to the WGC Common Stock as provided for in the Indenture, (a) if the Maturity
Price (as defined below) is greater than or equal to $[     ] per share of WGC
Common Stock (the "Threshold Appreciation Price"), [       ] shares of WGC
Common Stock per DECS, (b) if the Maturity Price is less than the Threshold
Appreciation Price but is greater than $[      ] per share of WGC Common Stock
(the "Initial Price"), a fractional share of WGC Common Stock per DECS so that the value thereof (determined at the Maturity Price) is equal to the Initial Price (such fractional share being calculated to the nearest 1/10,000th of a share or, if there is not a nearest 1/10,000th of a share, to the next higher 1/10,000th of a share) and (c) if the Maturity Price is less than or equal to the Initial Price, one share of WGC Common Stock per DECS. No fractional shares of WGC Common Stock will be issued at Maturity as provided in the Indenture. Notwithstanding the foregoing, the Company may, at its option in lieu of delivering shares of WGC Common Stock, deliver cash in an amount equal to the value of such number of shares of WGC Common Stock at the Maturity Price as provided in the Indenture.

        The "Maturity Price" is defined as the average Closing Price per share of WGC Common Stock on the 20 Trading Days immediately prior to Maturity. The "Closing Price" of any security on any date of determination means the closing sale price (or, if no closing price is reported, the last reported sale price) of such security on The Nasdaq Stock Market's National Market ("Nasdaq") on such date or, if such security is not listed for trading on Nasdaq on any such date, as reported in the composite transactions for the principal United States securities exchange on which such security is so listed, or if such security is not so listed on a United States national or regional securities exchange, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System, or, if such security is not so reported, the last quoted bid price for such security in the over-the-counter market as reported by the National Quotation Bureau or similar organization, or, if such bid price is not available, the market value of such security on such date as determined by a nationally recognized independent investment banking firm retained for this purpose by the Company. A "Trading Day" is defined as a Business Day on which the security the Closing Price of which is being determined (A) is not suspended from trading on a national or regional securities exchange or association or over-the-counter market at the close of business and (B) has traded at least once on the national or regional securities exchange or association or the over-the-counter market that is the primary market for the trading of such security. "Business Day" means any day that is not a Saturday, a Sunday or a day on which the NYSE, banking institutions or trust companies in The City of New York, New York are authorized or obligated by law or executive order to close.

        Interest on this DECS will be payable, and delivery of WGC Common Stock (or, at the Company's option, cash in an amount equal to the value of such WGC Common Stock) in exchange for the principal amount of this DECS at Maturity will be made upon surrender of this DECS, at the office or agency of the Company maintained for that purpose in The City of New York, New York, and payment of interest on (and, if the Company elects not to deliver WGC Common Stock upon exchange at Maturity, the cash equivalent thereof payable upon exchange for the principal amount of) this DECS will be made by check in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear on the Securities Register.

        ADDITIONAL PROVISIONS OF THIS DECS ARE CONTAINED ON THE REVERSE HEREOF AND SUCH PROVISIONS SHALL HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH IN THIS PLACE.

        Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee for this DECS by manual signature, this DECS shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

        DECS and Debt Exchangeable for Common Stock are service marks of Salomon Brothers Inc.

        IN WITNESS WHEREOF, COOPER INDUSTRIES, INC., has caused this instrument to be duly executed under its corporate seal.

          Dated:

                              COOPER INDUSTRIES, INC.,

                                by:
                                   _______________________
                                   Name:
                                   Title:


Attest: ____________________
        Name:
        Title:


                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

        This is one of the Securities of the series designated herein and referred to in the within-mentioned Indenture.

                              TEXAS COMMERCE BANK
                              NATIONAL ASSOCIATION, as
                              Trustee,

                                by:
                                   ____________________
                                   Authorized Signatory

                           [Form of Reverse of DECS]

                            COOPER INDUSTRIES, INC.

             [     ]% Exchangeable Note due [           ], 1998

               (Subject to Exchange at Maturity into Shares of
                  Common Stock, Par Value $1.00 Per Share,
                          of Wyman-Gordon Company)

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY.

          This DECS is one of a duly authorized issue of debentures, notes or other evidences of indebtedness (hereinafter called the "Securities") of the Company of the series hereinafter specified, which series is limited to DECS, all such Securities issued and to be issued under an indenture dated as of
[          ], 1995, between the Company and Texas Commerce Bank National
Association, as Trustee, as supplemented by a First Supplemental Indenture
dated as of [           ], 1995, between the Company and Texas Commerce
Bank National Association, as Trustee (herein collectively, the "Indenture"), pursuant to which the Company has designated Texas Commerce Bank National Association as Trustee for the DECS, to which Indenture and all other indentures supplemental thereto reference is hereby made for a statement of the rights and limitation of rights thereunder of the Holders of the Securities and of the rights, obligations, duties and immunities of the Trustee for each series of Securities and of the Company, and the terms upon which the Securities are and are to be authenticated and delivered. As provided in the Indenture, the Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may be denominated in currencies other than U.S. Dollars, (including composite currencies), may mature at different times, may bear interest, if any, at different rates, may be subject to different redemption provisions, if any, may be subject to different sinking, purchase or analogous funds, if any, may be subject to different covenants and Events of Default and may otherwise vary as in the Indenture provided or permitted. The DECS is one of a series of the Securities
designated as [     ]% Exchangeable Notes Due [           ], 1998.

          The DECS may not be redeemed prior to Maturity Date.

          The provisions contained in the Indenture for legal defeasance and discharge of the entire principal of all the Securities of any series (or of certain covenants in the Indenture) upon compliance by the Company with certain conditions set forth therein will not be applicable to the DECS.

          If an Event of Default with respect to the DECS, as defined in the Indenture, shall occur and be continuing, the principal of all DECS may be declared due and payable and therefore will result in the mandatory exchange of the principal amount thereof for WGC Common Stock (or, at the Company's option, cash), all in the manner and with the effect provided in the Indenture.

          The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities under the Indenture at any time by the Company with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding of each series to be affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of any series at the time Outstanding, on behalf of the Holders of all the Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences with respect to such series. Any such consent or waiver by the Holder of this DECS shall be conclusive and binding upon such Holder and upon all future Holders of this DECS and of any DECS issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent of waiver is made upon this DECS.

          No reference herein to the Indenture and no provision of this DECS or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this DECS at the times, place and rate, and in the manner, herein prescribed.

          As provided in the Indenture and subject to certain limitations therein set forth, this DECS is transferable on the Security Register of the Company, upon surrender of this DECS for registration of transfer at the office or agency of the Company to be maintained for that purpose in The City of New York, New York, or at any other office or agency of the Company maintained for that purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing and thereupon one or more new DECS, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

          No service charge shall be made for any such transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with the registration of such transfer or exchange, other than certain exchanges not involving any transfer.

          Certain terms used in this Security which are defined in the Indenture have the meanings set forth therein.

          This Security shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York without regard to conflicts of laws principles (other than Section 5-1401 of the New York General Obligation Law).

          The Company, the Trustee for the DECS and any agent of the Company or such Trustee may treat the Person in whose name this DECS is registered as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this DECS be overdue, and neither the Company, such Trustee nor any such agent shall be affected by notice to the contrary.

                          _________________________
                                ABBREVIATIONS



        The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM    - as tenants in common               UNIF GIFT MIN ACT       -- ______ Custodian _______
                                                                           (Cust)           (Minor)
TEN ENT    - as tenants by the entireties                               Under Uniform Gifts to Minors Act

JT TEN     - as joint tenants with right                                _________________
           of survivorship and not as                                    (State)
           tenants in common

             Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR TAXPAYER I.D.
OR OTHER IDENTIFYING NUMBER OF ASSIGNEE
________________________________________________________

__________________________________________________________________________________________________________________

__________________________________________________________________________________________________________________
        (Please print or typewrite name and address including postal zip code of assignee)

__________________________________________________________________________________________________________________
  the within DECS and all rights thereunder, hereby irrevocably constituting and appointing

__________________________________________________________________________________________________________________
  attorney to transfer said DECS on the books of the Company, with full power of substitution in the premises.


  Dated:_____________
                                            ______________________________________________________________________
                                            NOTICE:  The signature to this assignment must correspond with the name as written up on the face of the within DECS in every particular, without alteration or enlargement or any change whatever.